

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited consolidated balance sheet of SunGard Data Systems Inc. as of June 30, 1995 and the unaudited consolidated statement of income for the six month period ended June 30, 1995, included in the Form 10-Q of SunGard Data Systems Inc. for the quarterly period ended June 30, 1995, and is qualified in its entirety by reference to such financial statements. The number of shares used in calculating earnings per share have been adjusted to reflect the two-for-one stock split which occurred on July 7, 1995.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                          58,456
<SECURITIES>                                    51,310
<RECEIVABLES>                                   99,479
<ALLOWANCES>                                     7,325
<INVENTORY>                                          0
<CURRENT-ASSETS>                               231,153
<PP&E>                                         206,599
<DEPRECIATION>                                 117,068
<TOTAL-ASSETS>                                 490,345
<CURRENT-LIABILITIES>                           96,489
<BONDS>                                          3,027
<COMMON>                                           189
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     383,906
<TOTAL-LIABILITY-AND-EQUITY>                   490,345
<SALES>                                              0
<TOTAL-REVENUES>                               246,609
<CGS>                                                0
<TOTAL-COSTS>                                  209,645
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 39,557
<INCOME-TAX>                                    16,218
<INCOME-CONTINUING>                             23,339
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    23,339
<EPS-PRIMARY>                                     0.61
<EPS-DILUTED>                                     0.61


